Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated and effective as of June 22, 2026, is entered into by and between HeartSciences Inc. (fka Heart Test Laboratories, Inc.), a Texas corporation (the “Company”), and Andrew Simpson (the “Employee”). The Company and the Employee shall collectively be referred to herein as the “Parties”. Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Employment Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of April 5, 2022 (the “Employment Agreement”); and

WHEREAS, the Parties now desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Employment Agreement.

(a) Section 4.6(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

““Constructive Termination” shall mean: (i) a material reduction in Employee’s duties and, responsibilities without Employee’s prior written consent; (ii) an action by the Employer which undermines or renders unfeasible the Employee’s ability to undertake or fulfill his role in an effective manner; (iii) any breach by Employer of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement; (iv) a material reduction in Employee’s compensation without Employee’s prior written consent; or (v) a material adverse change to Employee’s working arrangements as in effect immediately prior to such change. Notwithstanding the above, an event listed in (i) – (v) of this paragraph will not constitute a Constructive Termination unless the Employee has provided written notice to the Company of the circumstances which constitute a Constructive Termination within thirty (30) days of the initial occurrence of such event, the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances, and the Employee terminates his employment within thirty (30) days after the expiration of such cure period. Notwithstanding anything to the contrary herein, no event or circumstance arising out of, or in connection with, the Closing or the transactions contemplated by the Merger Agreement or any agreement or transaction contemplated by the Merger Agreement shall constitute a Constructive Termination for purposes of this Agreement. In the event that the Merger Agreement is terminated for any reason or no reason, or the Closing otherwise fails to occur for any reason or no reason, this definition of Constructive Termination shall be null and void ab initio and of no further force or effect, and the terms of the original Employment Agreement shall continue to apply.”

(b) Section 4.6(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

““Just Cause” shall mean (i) Employee’s conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (ii) an intentional, material violation by Employee of a statutory or fiduciary duty not corrected within ten days after written notice from Employer, (iii) any material breach by Employee of any of the terms or conditions of, or the failure to perform any material covenant contained in, this Agreement and Employee does not cure such breach or failure within ten days following written notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (iii) more than one time in any consecutive three (3) month period, or (iv) the violation by Employee of reasonable instructions or policies established by Employer with respect to the operation of its business and affairs or Employee’s failure to carry out the reasonable instructions of the Board of Directors, in each case with any such instruction or policy not causing a material adverse change to Employee’s working arrangements as in effect immediately prior to the establishment of such instruction or policy, and following notice thereof from Employer to Employee, Employee does not cure any such violation or failure within ten days following written notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (iv) more than one time in any consecutive three (3) month period.”

(c) Effective as of the Closing (as defined below), Section 3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Unless earlier terminated pursuant to Section 4 below, the Term of this Agreement shall commence as of the date of the closing (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 22, 2026, by and among the Company, Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of the Company, Fortitude Mining Holdings, Inc., a Delaware corporation, and Fortitude Mining HoldCo, LLC, a Delaware limited liability company (the “Merger Agreement”), and shall continue for one (1) year thereafter; provided, however, that the Term shall automatically renew for an additional one-year period at the end of the original one-year term and any additional one-year term, unless either Party gives written notice to the other Party, at least ninety (90) days prior to the end of the applicable term, of such Party’s termination of this Agreement at the end of the applicable term. As used herein, “Term” shall mean the original term and any additional renewal term(s).”

Section 2. Miscellaneous.

(a) Except for the amendments expressly set forth in this Section 1, the text of the Employment Agreement shall remain unchanged and in full force and effect.

(b) The provisions of Sections 10 through 16 (inclusive), 20 and 21 of the Employment Agreement are incorporated herein by reference.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into and signed this Amendment as of the date and year first above written.

COMPANY:

HEARTSCIENCES INC.

By:	/s/ Danielle Watson
Name:	Danielle Watson
Title:	Chief Financial Officer

EMPLOYEE:

ANDREW SIMPSON

/s/ Andrew Simpson
(signature)

3